EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 13, 2017, between bBooth, Inc., a Nevada corporation (the “Company”), and the purchaser identified on the signature pages hereto (each, including its successors and assigns, the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

WHEREAS, the Board of Directors have approved the creation and authorization of the Series A Preferred Stock;

WHEREAS, pursuant to the Certificate of Designations, the Company shall issue to the Purchaser the Preferred Shares in accordance with this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1       Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designations (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.6.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designations” means that certain Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Company.

“Closing Dates” means the Trading Day(s) on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto in connection with a Closing, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount as to such Closing and (ii) the Company’s obligations to deliver the Securities as to such Closing, in each case, have been satisfied or waived.

“Closing(s)” means the one or more closings of the purchase and sale of the Securities pursuant to Section 2.2.

“Closing Statement” means the Closing Statement in the form on Annex A attached hereto.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means BakerHostetler.

“Redemption Price” shall have the meaning ascribed to such term in the Certificate of Designations.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Effective Date” means the earliest of the date that (a) a Registration Statement that includes all of the Registrable Securities has been declared effective by the Commission or (b) all of the Registrable Securities have been sold pursuant to Rule 144, or (c) following the one-year anniversary of the most recent Closing Date provided that (i) a holder of Registrable Securities is not then and for the preceding ninety (90) days had not been an Affiliate of the Company and (ii) the Company is not then a Shell Company or had not been a Shell Company for more than one (1) year prior to such anniversary (assuming that it had filed the requisite Form 10-type information with the Commission after it ceased being a Shell Company and that more than one (1) year had passed since such filing), all of the Registrable Securities may be sold pursuant to the exemption from registration pursuant to Rule 144 or Section 4(a)(1) of an Securities Act, without volume or manner-of-sale restrictions and Company counsel has delivered to such holders a written unqualified opinion that resales may then be made by such holders of the Registrable Securities pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

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“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(q).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors, advisors or independent contractors of the Company pursuant to any stock or option plan duly adopted for such purpose, (b) shares of Common Stock, warrants or options to advisors or independent contractors of the Company for compensatory purposes, (c) securities upon the exchange of or redemption of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of filing of the Certificate of Designations with the Secretary of State of the State of Nevada, provided that the Certificate of Designations has not been amended since such date to increase the authorized number of such securities or to decrease the redemption price or exchange price of such securities, (d) securities issuable pursuant to any contractual anti-dilution obligations of the Company in effect as of the date of filing of the Certificate of Designations with the Secretary of State of the State of Nevada, provided that such obligations have not been materially amended since such date, and (e) securities issued pursuant to acquisitions or any other strategic transactions approved by the Board of Directors, provided that any such issuance shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“First Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(jj).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

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“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” means the shares of Series A Preferred Stock issued to the Purchaser.

“Preferred Stock Certificate” means one or more certificates representing Preferred Shares issued to a Purchaser at a Closing.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.12(b).

“Principal Amount” means, the amounts set forth below the Purchaser’s signature block on the signature pages hereto next to the heading “Principal Amount,” in United States Dollars, which shall equal the Purchaser’s Subscription Amount as to the applicable Closing, multiplied by 1.05.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.9.

“Registrable Securities” means all Underlying Shares and any other shares of Common stock issuable under the Certificate of Designations.

“Registration Statement” means any registration statement relating to an offering for the account of others under the Securities Act of any of the Company’s equity securities other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then-equivalents relating to equity securities to be issued solely in connection with any merger with or acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

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“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon the redemption in full of all Preferred Shares or all, respectively, (including Underlying Shares issuable as payment of dividends, late-charges, make-whole amounts, and any other amounts described in the Certificate of Designations), ignoring any redemption limits set forth therein, and assuming that the Redemption Price is at all times on and after the date of determination 100% of the then-Redemption Price on the Trading Day immediately prior to the date of determination.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Preferred Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company that can be issued pursuant to the Certificate of Designations.

“Shell Company” means an entity that fits within the definition of “shell company” under Section 12b-2 of the Exchange Act and Rule 144.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act

“Subscription Amount” means, the aggregate amount to be paid for Preferred Shares purchased hereunder as specified below the Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

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“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; the NYSE MKT, any level of the OTC Markets operated by OTC Markets Group, Inc. or the OTC Bulletin Board (or any successors to any of the foregoing).

“Tranche(s)” shall have the meaning ascribed to such term in Section 2.1.

“Transaction Documents” means this Agreement, the Certificate of Designations, the legal opinion of Company Counsel, the Transfer Agent Instruction Letter, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Action Stock Transfer Corporation, the current transfer agent of the Company, with a mailing address of 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121 and a facsimile number of (801) 274-1099, and any successor transfer agent of the Company.

“Transfer Agent Instruction Letter” means the letter from the Company to the Transfer Agent which instructs the Transfer Agent to issue Underlying Shares pursuant to the Transaction Documents, in the form of Exhibit A attached hereto.

“Underlying Shares” means the shares of Common Stock issued and issuable upon redemption of the Preferred Shares (including, without limitation, any shares of Common Stock issuable as payment of dividends, late-charges, make-whole amounts, and any other amounts described in the Certificate of Designations) and issued and issuable in lieu of the cash payment of dividends on the Preferred Shares in accordance with the terms of the Certificate of Designations.

ARTICLE II.

PURCHASE AND SALE; EXCHANGE

2.1       Purchase. The Purchaser will purchase an aggregate of up to $1,000,000 in Subscription Amount corresponding to an aggregate of up to $1,050,000 in Principal Amount of Preferred Shares. The purchase may occur in several tranches of (each a “Tranche,” and collectively the “Tranches”), with the first Tranche of $300,000 being funded to the Company upon execution of this Agreement (the “First Closing”). The Closings with respect to Tranches subsequent to the first Tranche shall occur at such times and on such financial terms as agreed to by the Company and the Purchaser. The Purchaser shall not be required to fund any Tranche subsequent to the first Tranche if (a) the Company, its Subsidiaries, or any of the directors or officers of the Company or its Subsidiaries commit fraud, or (b) the Company or its Subsidiaries breach any covenant contained herein or in the other Transaction Documents. In addition, the Purchaser shall not be required to fund any Tranche subsequent to the first Tranche if there is a Triggering Event (as defined in the Certificate of Designations) on any Closing Date; provided that the Company shall have period to cure such Triggering Events as described in the Certificate of Designations.

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2.2       Closing. On each Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrently with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser, agrees to purchase, the Purchaser’s Closing Subscription Amount as set forth on the signature page hereto executed by the Purchaser (an aggregate of up to $1,000,000 in Subscription Amount corresponding to an aggregate of up to $1,050,000 in Principal Amount of Preferred Shares). At each Closing, the Purchaser shall deliver to the Company, via wire transfer to an account designated by the Company, immediately available funds equal to the Purchaser’s Subscription Amount as set forth on the signature page hereto executed by the Purchaser, and the Company shall deliver to the Purchaser its respective Preferred Stock Certificate, as determined pursuant to Section 2.3(a), and the Company and the Purchaser shall deliver the other items set forth in Section 2.3 deliverable at the First Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4 for each Closing, each Closing shall occur at the offices of Robinson Brog Leinwand Greene Genovese & Gluck P.C. or such other location as the parties shall mutually agree, and may by agreement be undertaken remotely by electronic exchange of Closing documentation.

2.3       Deliveries.

(a)       On or prior to each Closing Date (except as noted), the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)       as to the First Closing, this Agreement duly executed by the Company;

(ii)       as to the First Closing, a legal opinion of Company Counsel, substantially in the form of Exhibit B attached hereto;

(iii)       as to the First Closing, a stamped copy of the as filed Certificate of Designations that is filed with the Secretary of State of the State of Nevada;

(iv)       the Transfer Agent Instruction Letter duly executed by the Company and the Transfer Agent; and

(v)       a certificate representing the requisite amount of Preferred Shares equal to the Purchaser’s Principal Amount as to the applicable Closing, registered in the name of the Purchaser.

(b)       On or prior to the applicable Closing Date, the Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following:

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(i)       as to the First Closing, this Agreement duly executed by the Purchaser; and

(ii)       the Purchaser’s Subscription Amount as to the applicable Closing by wire transfer to the account specified in writing by the Company.

2.4       Closing Conditions.

(a)       The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

(i)       the accuracy in all material respects on the applicable Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)       all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the applicable Closing Date shall have been performed; and

(iii)       the delivery by the Purchaser of the items set forth in Section 2.3(b) of this Agreement.

(b)       The obligations of the Purchaser hereunder in connection with each Closing are subject to the following conditions being met:

(i)       the accuracy in all material respects when made and on the applicable Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)       all obligations, covenants and agreements of the Company required to be performed at or prior to the applicable Closing Date shall have been performed;

(iii)       the delivery by the Company of the items set forth in Section 2.3(a) of this Agreement;

(iv)       the Certificate of Designations has been filed with the Secretary of State of the State of Nevada;

(v)       there is no Triggering Event (as defined in the Certificate of Designations);

(vi)       there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

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(vii)       from the date hereof to the applicable Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the applicable Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, and without regard to any factors unique to the Purchaser, makes it impracticable or inadvisable to purchase the Securities at the applicable Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1       Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchaser as of the date hereof:

(a)       Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b)       Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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(c)       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)       No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (except Liens in favor of the Purchaser) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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(e)       Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.15 of this Agreement, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)       Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to 300% of the Required Minimum on the date hereof.

(g)       Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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(h)       SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)       Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission; (iii) the Company has not altered its method of accounting; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (v) the Company has not issued any equity securities to any officer, director or Affiliate. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

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(j)       Litigation. Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company that is likely to lead to action that can reasonably be expected to result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)       Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(l)       Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)       Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

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(o)       Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with their respective businesses as presently conducted and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)       Transactions with Affiliates and Employees. Except as set forth on Schedule 3.1(p), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered; (ii) reimbursement for expenses incurred on behalf of the Company; and (iii) other employee benefits.

(q)       Sarbanes-Oxley; Internal Accounting Controls. Except as set forth on Schedule 3.1(q), the Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the applicable Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

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(r)       Certain Fees. Other than as set forth on Schedule 3.1(r), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(s)       Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(t)       Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(u)       Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

(v)       Listing and Maintenance Requirements. The class of Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

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(w)       Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(x)       Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(y)       No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(z)       No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

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(aa) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law; or (iv) violated in any material respect any provision of FCPA.

(bb) Accountants. The Company’s accounting firm is set forth on Schedule 3.1(bb) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(cc) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(dd) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ee) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

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(ff) Reserved.

(gg) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(hh) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(ii)       Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj) Solvency. Based on the consolidated financial condition of the Company as of the applicable Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the applicable Closing Date. Schedule 3.1(jj) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

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(kk) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on Schedule 3.1(kk), there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(ll) Seniority. As of each Closing Date, except as set forth on Schedule 3.1(ll), no Indebtedness or other claim against the Company is senior to the Preferred Shares in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(mm) Shell Company Status. The Company is not presently and has not been since October 22, 2016, an issuer identified as a “Shell Company”.

(nn) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

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3.2       Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)       Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser and, when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)       Own Account. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)       Purchaser Status. At the time the Purchaser was offered the applicable Securities, it was, and as of the date hereof it is, and on each date on which it converts any Preferred Shares, it will be an “accredited investor” as defined in Rule 501 under the Securities Act.

(d)       Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

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(e)       General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)       Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1       Transfer Restrictions.

(a)       The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

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(b)       The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [CONVERTIBLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [REDEMPTION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

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(c)       Certificates evidencing the Underlying Shares. Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (a) while a registration statement covering the resale of such security is effective under the Securities Act; (b) following any sale of such Underlying Shares pursuant to Rule 144; (c) if such Underlying Shares are eligible for sale under Rule 144; or (d) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall, upon request of a Purchaser and at the Company’s expense, cause Company Counsel to issue a legal opinion to the Transfer Agent promptly after any of the events described in (a)-(d) in the preceding sentence if required by the Transfer Agent to effect the removal of the legend hereunder (with a copy to the Purchaser and its broker). If all or any portion of a Preferred Share is redeemed for Underlying Shares at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares are actually sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), then such Underlying Shares shall be issued free of all legends. The Company agrees that, following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than two (2) Trading Days following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing redemption, issued with a restrictive legend (such third Trading Day, the “Preferred Share Legend Removal Date”), instruct the Transfer Agent to deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser.

(d)       In addition to the Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, $1,000 per Trading Day for each Trading Day after the Preferred Share Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.2       Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

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4.3       Furnishing of Information; Public Information.

(a)       The Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)       At any time during the period commencing from the six (6)-month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”), then, in addition to the Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of the Purchaser’s Securities then owned by the Purchaser on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchaser to transfer the Underlying Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Public Information Failure, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief.

4.4       Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

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4.5       Redemption Procedures. The form of the Redemption Notice included in the Certificate of Designations sets forth the totality of the procedures required of the Purchaser in order to redeem the Preferred Shares for Underlying Shares. Without limiting the preceding sentences, no ink-original Redemption Notice, shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Redemption Notice form be required in order to redeem the Preferred Shares for Underlying Shares. No additional legal opinion, other information or instructions shall be required of the Purchaser to redeem its Preferred Shares for Underlying Shares. The Company shall honor redemptions of the Preferred Shares and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6       Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.7       Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.8       Use of Proceeds. The Company may use the net proceeds hereunder at its sole and absolute discretion.

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4.9       Indemnification of Purchaser. Subject to the provisions of this Section 4.9, the Company will indemnify and hold the Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any the Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by the Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (x) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (y) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnification contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.10       Reservation and Listing of Securities.

(a)       The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b)       If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 300% of the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least 300% of the Required Minimum at such time, as soon as possible and in any event not later than the seventy-fifth (75th) day after such date.

(c)       The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application; (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter; (iii) provide to the Purchaser evidence of such listing or quotation; and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

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4.11       Reserved.

4.12       Certain Transactions and Confidentiality. The Purchaser, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending on the date that the Preferred Shares are no longer outstanding (provided that this provision shall not prohibit any sales made where a corresponding Redemption Notice is tendered to the Company and the shares received upon such redemption are used to close out such sale) (a “Prohibited Short Sale”).

4.13       Right of First Offer. From the date hereof until the date that is the six (6) month anniversary of the last Closing, in the event that the Company desires to consummate a transaction with any Person with respect to a bona fide offer of capital or financing, including without limitation, the issuance of Common Stock, Common Stock Equivalents or debt for cash consideration, Indebtedness or a combination of units thereof (a “ROFO Financing”), then the Company shall first offer such opportunity to the Purchaser, in writing (a “ROFO Notice”). The ROFO Notice must be sent Purchaser pursuant to Section 5.4. Such ROFO Notice shall contain the material economic terms that the Company would, in good faith, expect to receive in the market for transactions similar in type to the ROFO Financing being sought (the “Material Economic Terms”). If Purchaser is unwilling or unable to provide such ROFO Financing to the Company within ten (10) Trading Days from Purchaser’s receipt of the ROFO Notice, then the Company may obtain such ROFO Financing from any other Person upon the exact same Material Economic Terms, which such ROFO Financing must be completed within ninety (90) calendar days after the date of the ROFO Notice. If the Company does not receive the ROFO Financing from such Person within ninety (90) calendar days after the date of the respective ROFO Notice, then the Company must again offer the ROFO Financing opportunity to Purchaser as described above, and the process detailed above shall be repeated. Additionally, in the event that the Company proceeds to a ROFO Financing with another Person and then the Material Economic Terms are altered or modified in any way, then the Company must again offer the ROFO Financing opportunity (on such altered or modified Material Economic Terms) to Purchaser as described above, and the process detailed above shall be repeated.

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4.14       Securities Laws Disclosure; Publicity. The Company shall (a) by 9:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby and (b) by the fourth (4th) Trading Day immediately following the date hereof file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission. From and after the issuance of such press release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, delayed, denied, or conditioned except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except: (a) as required by federal securities law in connection with any registration statement contemplated by this Agreement and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).

4.15       Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall also take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the applicable Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

4.16       Piggy-Back Registrations. If, from the date hereof until the date that is the six (6) month anniversary of the most recent Closing, the Company shall determine to prepare and file with the Commission a Registration Statement, then the Company shall deliver to each Purchaser a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, any such Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Purchaser requests to be registered, subject to the right of the Company and any underwriter in respect of such offering to reduce the number of shares proposed to be registered by each such Purchaser pro rata with the number of shares proposed to be registered by the Company in view of market conditions; provided, however, such reduction shall only be to the most minimum, possible extent in view of market conditions (i.e., such reduction shall not be consummated arbitrarily or with willful misconduct towards the Purchaser).

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4.17       Exchange Transactions. During the period commencing on the date hereof and for so long as any of the Preferred Shares remain outstanding, neither the Company nor any of its affiliates or Subsidiaries, nor any of its or their respective officers, employees, directors, agents or other representatives, will, without the prior written consent of the Purchaser (which consent may be withheld, delayed or conditioned in the Purchaser’s sole discretion), directly or indirectly: (a) solicit, initiate, encourage or accept any other inquiries, proposals or offers from any Person (other than the Purchaser) relating to any exchange of any indebtedness or other securities of, or claim against, the Company or any of its Subsidiaries relying on the exemption provided by Section 3(a)(10) of the Securities Act (any such transaction described in clause (a), an “Exchange Transaction”); (b) enter into, effect, alter, amend, announce or recommend to its stockholders any Exchange Transaction with any Person (other than the Purchaser); or (c) participate in any discussions, conversations, negotiations or other communications with any Person (other than the Purchaser) regarding any Exchange Transaction, or furnish to any Person (other than the Purchaser) any information with respect to any Exchange Transaction, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any Person (other than the Purchaser) to seek an Exchange Transaction involving the Company or any of its Subsidiaries. In addition, for so long as any of the Preferred Shares remain outstanding, neither the Company nor any of its affiliates or Subsidiaries, nor any of its or their respective officers, employees, directors, agents or other representatives, will, without the prior written consent of the Purchaser (which consent may be withheld, delayed or conditioned in the Purchaser’s sole discretion), directly or indirectly, cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any Person (other than the Purchaser) to effect any acquisition of securities or indebtedness of, or claim against, the Company by such Person from an existing holder of such securities, indebtedness or claim in connection with a proposed exchange of such securities or indebtedness of, or claim against, the Company (whether pursuant to Section 3(a)(9) or 3(a)(10) of the Securities Act or otherwise) (a “Third Party Exchange Transfer”). The Company, its affiliates and Subsidiaries, and each of its and their respective officers, employees, directors, agents or other representatives shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons (other than the Purchaser) with respect to any of the foregoing. The Company shall promptly (and in no event later than twenty-four (24) hours after receipt) notify (which notice shall be provided orally and in writing and shall identify the Person making the inquiry, request, proposal or offer and set forth the material terms thereof) the Purchaser after receipt of any inquiry, request, proposal or offer relating to any Exchange Transaction or Third Party Exchange Transfer, and shall promptly (and in no event later than twenty-four (24) hours after receipt) provide copies to the Purchaser of any written inquiries, requests, proposals or offers relating thereto. The Company agrees that it and its affiliates and Subsidiaries, and each of its and their respective officers, employees, directors, agents or other representatives Subsidiaries will not enter into any agreement with any Person subsequent to the date hereof which prohibits the Company from providing any information to the Purchaser in accordance with this provision. For all purposes of this Agreement, violations of the restrictions set forth in this Section 4.17 by any Subsidiary or affiliate of the Company, or any officer, employee, director, agent or other representative of the Company or any of its Subsidiaries or affiliates shall be deemed a direct breach of this Section 4.17 by the Company. For the avoidance of doubt, the Company shall not without the prior written consent of the Purchaser (which consent may be withheld, delayed or conditioned in the Purchaser’s sole discretion), directly or indirectly consummate an Exchange Transaction or a Third Party Exchange Transfer if such exchange involves a third party (i.e., a Person that is neither the Company nor any existing security or debt holder of the Company).

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ARTICLE V.

MISCELLANEOUS

5.1       Termination. This Agreement may be terminated any party by written notice to the other parties if the First Closing has not been consummated on or before February 28, 2017; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

5.2       Fees and Expenses. The Company has agreed to reimburse the Purchaser’s legal counsel $25,000.00 for its legal fees at the First Closing. The Company shall deliver to the Purchaser, prior to each Closing, a completed and executed copy of the Closing Statement, attached hereto as Annex A. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.3       Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 12:00 noon (New York City time) on a Trading Day; (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 12:00 noon (New York City time) on any Trading Day; or (iii) the second (2nd) Trading Day following the date of physical transmittal, if sent by a U.S. nationally recognized overnight courier service or upon actual receipt of the physically transmitted notice by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5       Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, and in the case of a waiver, by the party against whom the enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

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5.6       Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Purchaser as defined herein.

5.8       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

5.9       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.9, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10       Survival. The representations and warranties contained herein shall survive the Closings and the delivery of the Securities.

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5.11       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

5.12       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13       Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a redemption of Preferred Shares, the applicable Purchaser shall be required to return any Underlying Shares concurrently with the return to the Purchaser of the aggregate Preferred Shares tendered to the Company for such Underlying Shares or the Principal Amount for such Preferred Shares.

5.14       Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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5.16       Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17       Reserved.

5.18       Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19       Reserved.

5.20       Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21       Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

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5.22       WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BBOOTH, INC.		Address for Notice:

346 South Hauser Blvd., Suite 210 Los Angeles, California 90036

By:		Fax: 646-349-1623
Name:	Rory J. Cutaia
Title:	Chief Executive Officer

With a copy to (which shall not constitute notice): BakerHostetler 600 Anton Blvd., Suite 900 Costa Mesa, California 92626 Attn: Randolf W. Katz, Esq. Fax: 714-966-8802 E-mail: rwkatz@bakerlaw.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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[PURCHASER SIGNATURE PAGES TO BBOOTH, INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: RedDiamond Partners LLC

Signature of Authorized Signatory of
Purchaser:

Name of Authorized Signatory:

Title of Authorized
Signatory:

Email Address of Authorized
Signatory:

Facsimile Number of Authorized
Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

First Closing Principal Amount: $315,000

First Closing Subscription Amount: $300,000

EIN Number:

Annex A

CLOSING STATEMENT

Pursuant to the attached Securities Purchase Agreement, dated as February 13, 2017, the purchasers shall purchase Preferred Shares from bBooth, Inc. (the “Company”). All funds will be wired into an account maintained by the Company. All funds will be disbursed in accordance with this Closing Statement.

Disbursement Date: February 13, 2017

I. PURCHASE PRICE

Gross Proceeds to be Received	$300,000

II. DISBURSEMENTS

Purchaser’s legal fees	$25,000
Company’s legal fees	$20,000

Total Amount Disbursed:	$45,000

WIRE INSTRUCTIONS:

Duly executed this 13th day of February, 2017:

BBOOTH, INC.

By:
Name:	Rory J. Cutaia
Title:	Chief Executive Officer

EXHIBIT A

Form of Transfer Agent Instruction Letter

February 13, 2017

Action Stock Transfer Corporation

2469 E. Fort Union Blvd

Suite 214

Salt Lake City, UT 84121

Ladies and Gentlemen:

bBooth, Inc. a Nevada corporation (the “Company”) and ___________ (the “Investor”) entered into a Securities Purchase Agreement (the “Agreement”) dated February 13, 2017. A copy of the Agreement is attached hereto. You should familiarize yourself with your issuance and delivery obligations, as Transfer Agent, contained therein. The shares to be issued are to be registered in the names of the registered holder of the securities submitted for redemption into shares of the Company’s common stock (“Common Stock”).

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of Common Stock (at least 9,868,407) shares of Common Stock for the Agreement which should be held in reserve for the Investor as of this date) for issuance upon full redemption in accordance with the terms of the Agreement. All redemptions submitted shall first be issued from authorized or treasury shares of the Company, until such time as there are no remaining authorized or treasury shares of the Company left for issuance. Upon the Company having no remaining authorized or treasury shares to be issued, you shall then issue all remaining shares to effect redemptions from the reserve amount listed in this paragraph. The Investor may from time to time provide you with written notice to increase the number of shares of Common Stock so reserved, without any further action or confirmation of the Company, to such number of shares as equals three times the outstanding __________ balance at the time of the notice divided by the two lowest VWAPs of the prior 10 trading days to the date of the notice. In the event of a reverse stock split the reserve should be equitably adjusted unless instructed by the Investor and the Company.

The ability to process a notice of redemption under the Agreement (a “Redemption Notice”) in a timely manner is a material obligation of the Company pursuant to the Agreement. Your firm is hereby irrevocably authorized and instructed to issue shares (“Shares”) of Common Stock of the Company to the Investor without any further action or confirmation by the Company (first from the authorized or treasury shares of the company until there are no remaining authorized or treasury shares available for issuance, and then from the reserve, upon your receipt from the Investor of a Redemption Notice executed by the Investor. The Shares should be issued without any restrictive legend if: (A) the Investor provides you with an opinion of counsel of the Investor, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that the Shares issued to the Investor pursuant to the Redemption Notice are not “restricted securities” as defined in Rule 144 and should be issued to the Investor without any restrictive legend, provided that the Company is current on its SEC filings and the opinion is dated within 90 days from the date of the issuance or transfer request; and (B) the number of Shares to be issued is less than 4.99% of the total issued common stock of the Company.

The Company hereby requests that your firm act immediately, without delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Redemption Notices received from the Investor.

The Shares shall not be subject to any stop-transfer restrictions at any time. The Company hereby confirms to you and to the Investor that no instruction other than as contemplated herein will be given to you by the Company with respect to the matters referenced herein. The Company hereby authorizes you, and you shall be obligated, to disregard any contrary instruction received by or on behalf of the Company or any other person purporting to represent the Company.

You are hereby authorized and directed to promptly disclose to the Investor, after Investor’s request from time to time, the total number of shares of Common Stock issued and outstanding, the total number of shares of Common Stock in the Float and the total number of shares of Common Stock that are authorized but unissued and unreserved.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith (which gross negligence or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

If the Company’s account is in arrears with the Transfer Agent, the Transfer Agent shall not have any obligation to act upon these instructions; however the Investor shall have the option to cure the outstanding balance with the Transfer Agent. The shares reserved pursuant to this letter shall be assignable by the holder to any third party purchaser, without the need for approval by the company.

The Company agrees that in the event that the Transfer Agent resigns as the Company’s transfer agent, or if the Company decides to switch or terminate the current Transfer Agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within five (5) business days.

The Investor is intended to be and is third party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Sincerely,

bBooth, Inc.

By:
Mr. Rory J. Cutaia
Chief Executive Officer

Acknowledged and Agreed:

Action Stock Transfer Corporation

By:

Name:

EXHIBIT B

Form of Legal Opinion

February 13, 2017

Re:	Purchase Agreement (as defined below)

Ladies and Gentlemen:

We have acted as counsel to bBooth, Inc., a Nevada corporation (the “Company”), in connection with the issuance and sale by the Company of 315,000 shares (the “Series A Preferred Shares”) of the Company’s Series A Convertible Preferred Stock, $0.0001 par value (the “Series A Preferred Stock”), which are redeemable in cash or by conversion into shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), and that have such other rights and designations as set forth in the Series A Certificate of Designation (as defined below), for an aggregate subscription amount of $300,000.00, pursuant to the terms of the Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and between the Company and _________ (the “Purchaser”). For purposes of this opinion letter, the term “Securities” shall refer to the Series A Preferred Shares and the shares of Common Stock issuable upon redemption of Series A Preferred Shares pursuant to the Series A Certificate of Designation and the Purchase Agreement.

This opinion letter is delivered to you at the request of the Company and pursuant to Section 2.3(a)(ii) of the Purchase Agreement. Capitalized terms used but not defined in this opinion letter shall have the meanings ascribed to them in the Purchase Agreement.

We express no opinion as to the laws of any jurisdiction other than the respective laws of the State of Nevada and the State of New York and the law of the United States of America, in each case as applicable and in effect on the date hereof (collectively, the “Applicable Laws”). Our opinions are limited to those laws, rules, regulations, and judicial decisions that, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement and that we have deemed necessary to render the opinions contained herein. We have assumed the transactions contemplated by the Purchase Agreement do not violate the public policy of any jurisdiction having a substantial relationship contemplated by the Purchase Agreement, and that no provision of any law of the State of Nevada or of the State of New York applicable to the Purchase Agreement violates the public policy of any other jurisdiction.

As used in this opinion letter, the expressions “to our knowledge,” “known to us,” or similar language with reference to matters of fact means that, in the course of our representation of the Company, but without any further independent factual investigation, we find no reason to believe that facts upon which we have based the opinions expressed herein are incorrect. Further, the expressions “to our knowledge,” “known to us,” or similar language with reference to matters of fact refers to the current, actual knowledge of the attorneys at Baker & Hostetler LLP who have acted as counsel to the Company with respect to the subject matter of this opinion letter. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below. In delivering this opinion letter, we have not commissioned or conducted any investigation, examination, or inquiry to confirm or determine the existence or absence of any facts; searched any of the books, records, or files of any party or other person; searched any internal file, docket, or other court record or file, public record, or other information collection; or examined or reviewed any communication, instrument, agreement, document, file, financial statement, tax return, minute, record, lien, or other item; nor have we reviewed any other documents, other than the Examined Documents (as defined below) and such other records, documents, certificates, opinions, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

In rendering the opinions set forth below, we have relied, as to factual and other matters that affect our opinions, solely on the representations and warranties made in the Purchase Agreement and our examination of the following documents (collectively, the “Examined Documents”):

a)       a Certificate of Existence with Status in Good Standing for the Company, from the Secretary of State of the State of Nevada, dated February 8, 2017 (the “Nevada Certificate”);

b)       a Certificate of Status for the Company, from the Secretary of State of the State of California, dated February 8, 2017, and an Entity Status Letter for the Company, from the Franchise Tax Board of the State of California, dated February 8, 2017 (together, the “California Certificates”);

c)       the Articles of Incorporation of the Company, as amended (the “Company Articles”), and the Bylaws of the Company (the “Company Bylaws”), each as certified by the Secretary of the Company;

d)       the Certificate of Designation (the “Series A Certificate of Designation”) filed by the Company with the Secretary of State of the State of Nevada on February 13, 2017, as certified by the Secretary of State of the State of Nevada on February 13, 2017, that sets forth certain rights, powers, preferences, and privileges of the Series A Preferred Stock;

e)       a copy of the Purchase Agreement;

f)       copies of the certificates and documents being delivered by the Company to the Purchaser pursuant to the Purchase Agreement in connection with the issuance and sale of the Series A Preferred Shares to the Purchaser;

g)       a copy of the resolutions of the Board of Directors of the Company referred to in paragraph 3 of the Secretary’s Certificate (as defined below);

h)       the form of stock certificate representing the Series A Preferred Shares issued to the Purchaser at the First Closing pursuant to the Purchase Agreement;

i)       a certificate of the Chief Executive Officer of the Company, attached hereto as Exhibit A (the “CEO’s Certificate”), certifying as to certain matters; and

j)       a certificate of the Secretary of the Company, attached hereto as Exhibit B (the “Secretary’s Certificate,” and, together with the CEO’s Certificate, the “Officers’ Certificates”), certifying as to certain matters.

Except as expressly stated herein, we have not reviewed any other documents that are referred to in or incorporated by reference into the Purchase Agreement.

In addition to the Officers’ Certificates, we have made such inquiries of certain officers of the Company and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth in this opinion letter.

Our opinions in paragraph 1, below, as to the existence and good standing of the Company and its requisite corporate power and authority are based solely on the Nevada Certificate. Our opinion in paragraph 1, below, as to the Company being duly qualified to do business and in good standing as a foreign corporation in the State of California is based solely on the California Certificates. We have made no independent investigations as to whether any of the Nevada Certificate or California Certificates is accurate or complete.

With respect to questions of fact, we have relied solely upon the Officers’ Certificates.

Our opinion in paragraph 3(b), below, is based on a review of those laws, statutes, rules, and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement.

With respect to our opinion in paragraph 5, below, we have assumed that the Purchaser is acquiring the Series A Preferred Shares with no present intention of distributing or reselling the same or distributing or reselling the underlying shares of Common Stock. In rendering our opinion expressed in paragraph 5, below, we have also relied upon (i) the representations and warranties of the Purchaser contained in the Purchase Agreement, which we have assumed to be true and correct in all respects as of the date hereof, and (ii) the Officers’ Certificates.

As to certain matters of fact material to the opinions expressed herein, we have relied on certificates of officers of the Company, including the Officers’ Certificates. We have not independently established the facts so relied on.

Opinions.

Based on and subject to the foregoing and the assumptions stated in this opinion letter, and subject to the qualifications and limitations stated in this opinion letter, we are of the opinion that as of, and only in respect of, the First Closing:

1.       The Company is validly existing and in good standing as a corporation under the laws of the State of Nevada and is duly qualified to do business and in good standing as a foreign corporation in the State of California. The Company has the requisite corporate power and authority under Chapter 86 of the Nevada Revised Statutes (the “Nevada General Corporation Law”), the Company Articles, and the Company Bylaws necessary to conduct the business in which it is currently engaged and to own, lease, and operate its properties.

2.       The Company has the requisite corporate power and authority under the Nevada General Corporation Law, the Company Certificate, and the Company Bylaws to execute, deliver, and perform its obligations under the Purchase Agreement. The Purchase Agreement, the issuance of the Series A Preferred Shares to the Purchaser at the First Closing, and the reservation and issuance of shares of Common Stock issuable upon the redemptions of the Series A Preferred Shares therefor have been duly approved by the Board of Directors of the Company. The Securities, when issued and paid for by the Purchaser pursuant to the Purchase Agreement and upon delivery, will be validly issued, fully paid, and non-assessable, assuming, in the case of the shares of Common Stock issuable upon the redemption of the Series A Preferred Shares therefor, they were issued in accordance with the redemption requirements set forth in the Series A Certificate of Designation and the Purchase Agreement and that all of the redemption occurred as of the First Closing.

3.       The execution, delivery, and performance of the Purchase Agreement by the Company, and the issuance of the Series A Preferred Shares to the Purchaser at the First Closing (and the shares of Common Stock issuable upon the redemptions thereof, if and as issued in accordance with the redemption requirements set forth in the Series A Certificate of Designation and the Purchase Agreement and assuming that all of the redemptions occurred as of the First Closing), do not, on the date hereof: (a) violate the provisions of the Company Certificate or the Company Bylaws; (b) violate Applicable Law; or (c) to our knowledge, violate any judgment, decree, order, or award of any court binding upon the Company.

4.       The Purchase Agreement constitutes the valid and legally binding obligation of the Company and is enforceable against the Company in accordance with its terms.

5.       No registration of the Securities under the Securities Act of 1933, as amended, is required for the issuance and sale of the Securities to the Purchaser pursuant to the Purchase Agreement, assuming (a) the accuracy of the Purchaser’s representations in the Purchase Agreement, (b) the accuracy of the Company’s representations in the Purchase Agreement, and (c) in the case of the shares of Common Stock issuable upon the redemptions of the Series A Preferred Shares therefor, they were issued in accordance with the redemption requirements set forth in the Series A Certificate of Designation and the Purchase Agreement and that all of the redemptions occurred as of the First Closing.

6.       Based solely on our reliance upon the Officer’s Certificates, as of the date hereof, (a) the authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 15,000,000 shares of preferred stock, par value $0.0001 per share, of which 1,050,000 are designated as “Series A Convertible Preferred Stock” and (b) prior to the First Closing, 93,643,231 shares of Common stock and 0 shares of preferred stock are issued and outstanding, respectively. The issuance of the Securities to the Purchaser pursuant to the Purchase Agreement is not subject to any preemptive or similar rights under (i) the Company Articles or the Company Bylaws or (ii) the Nevada General Corporation Law, assuming (A) the accuracy of the Company’s representations in the Purchase Agreement and (B) in the case of the shares of Common Stock issuable upon the redemptions of the Series A Preferred Shares therefor, they were issued in accordance with the redemption requirements set forth in the Series A Certificate of Designation and the Purchase Agreement and that all of the redemptions occurred as of the First Closing.

7.       The form of certificate used to evidence the Series A Preferred Shares issued to the Purchaser at the First Closing pursuant to the Purchase Agreement complies in all material respects with all applicable requirements of the Nevada General Corporation Law, the Company Certificate, and the Company Bylaws and with the requirements of the Trading Market.

8.       To our knowledge, no consent, approval, or authorization of, or designation, declaration, or filing with, any governmental authority under Applicable Law, on the part of the Company, or approval of the stockholders of the Company, is required for the valid execution and delivery of the Purchase Agreement as of the First Closing, or the offer, sale, or issuance of the Series A Preferred Shares (and shares of Common Stock issuable upon the redemptions thereof, if and as issued in accordance with the redemption requirements set forth in the Series A Certificate of Designation and the Purchase Agreement and assuming that all of the redemptions occurred as of the First Closing), except (i) the filing of a Form D under the Securities Act, (ii) any notice, form, or report required to be filed pursuant to the Securities Act, the Exchange Act (as defined below), and/or the securities or “Blue Sky” laws of any jurisdiction, (iii) as contemplated by the Purchase Agreement, and (iv) those that have been obtained or made.

9.       The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To our knowledge, since one (1) year preceding the date of the First Closing, the Company has been in compliance in all material respects with the reporting requirements of the Exchange Act Act applicable to it. To our knowledge, since one (1) year preceding the date of the First Closing, the Company has not received any written notice from any Person stating that the Company has not been in compliance with any of the rules and regulations (including the requirements for continued listing) of the Trading Market.

10.       The Company is not, and after giving effect to the issuance of the Series A Preferred Shares (and the shares of Common Stock issuable upon the redemptions thereof, if and as issued in accordance with the redemption requirements set forth in the Series A Certificate of Designation and the Purchase Agreement and assuming that all of the redemptions occurred as of the First Closing), and the application of proceeds thereof as described in the Purchase Agreement, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

We are not representing the Company in any pending litigation or targeted investigation in which it is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Purchase Agreement.

Assumptions.

In reaching the opinions set forth above, we have assumed, without independent inquiry or verification, the following:

(i)       The Purchaser has duly and validly executed and delivered the Purchase Agreement and all other agreements, instruments, and documents contemplated thereby that are required to be executed and delivered by the Purchaser and all other conditions precedent to the effectiveness of the Purchase Agreement have been or will be satisfied or waived.

(ii)       The obligations of the Purchaser under the Purchase Agreement are legal, valid, and binding obligations, enforceable against the Purchaser in accordance with their respective terms.

(iii)       The execution and delivery of the Purchase Agreement by the Purchaser and the performance of the obligations of the Purchaser thereunder, have been duly and validly authorized by all requisite actions.

(iv)       The individual executing the Purchase Agreement on behalf of the Purchaser is duly authorized to execute the Purchase Agreement on behalf of the Purchaser.

(v)       The legal capacity of all natural persons and the legal existence of the Purchaser.

(vi)       The genuineness of all signatures (other than signatures of officers of the Company to the Purchase Agreement), the authenticity and accuracy of all the certificates of public officials, governmental agencies and departments, and corporate officers and statements of fact on which we are relying (including, without limitation, the Officers’ Certificates), the authenticity of all documents submitted to us as originals, and the authenticity of and the conformity with the original documents of all documents submitted to us as and represented to us to be copies of valid existing agreements or other documents.

(vii)       Solely with respect to our opinions concerning the enforceability of the Purchase Agreement, and except as expressly stated herein, the Purchaser will be in compliance with all of the terms of the Purchase Agreement and Applicable Laws and shall have obtained any licenses or registrations required by any Applicable Law where the lack of such compliance by the Purchaser or the failure by the Purchaser to obtain such licenses or registrations would adversely affect the enforcement rights of the Purchaser.

(viii)       The truthfulness, without independent inquiry or verification, of each statement of factual matters, including that the representations and warranties made by the Purchaser in the Purchase Agreement and pursuant thereto are true and correct.

(ix)       The Purchaser has received the Series A Preferred Shares (and will receive the shares of Common Stock issuable upon the redemptions of the Series A Preferred Shares therefor) in exchange for the capital contribution of value as set forth in the Purchase Agreement, has acted and will act in good faith, and has complied and will comply with all laws applicable to it that affect the transactions contemplated by the Purchase Agreement.

(x)       Routine procedural matters such as service of process or qualification to do business in the relevant jurisdictions will be satisfied by the parties seeking to enforce the Purchase Agreement.

(xi)       Except where we have knowledge of the existence of any such agreements or understandings, there are no other agreements or understandings between the parties that would modify the terms of the Purchase Agreement or the respective rights or obligations of the parties to the Purchase Agreement.

(xii)       Sufficient consideration has been received by each of the parties to the Purchase Agreement in respect of their respective obligations thereunder.

(xiii)       The absence of fraud, misrepresentation, duress, or mistake in connection with the Purchase Agreement and the transactions contemplated therein.

(xiv)       All exhibits, appendices, and schedules to the Purchase Agreement are in proper form and have been attached to the Purchase Agreement, as applicable, and the Purchase Agreement has been properly dated upon its execution.

Qualifications and Limitations.

The opinions set forth above are further subject to the following qualifications and limitations:

1)       We express no opinion as to the validity, binding effect, and enforceability of any particular provision of the Purchase Agreement relating to remedies after default. Thus, our opinion concerning the validity, binding effect, and enforceability of the Purchase Agreement does not mean that (a) any particular remedy is available upon a material default or (b) every provision of the Purchase Agreement will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect, and enforceability of the Purchase Agreement may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, or other similar statutes, rules, regulations, or other laws affecting the enforcement of creditors’ rights and remedies generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences, and equitable subordination, (ii) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability, fair dealing, or good faith and decisions governing, limiting, or affecting the availability of any self-help relief or remedy and any relief or remedy that is equitable or discretionary in nature, and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. The remedies of specific enforcement, injunctive relief, or any other equitable remedies are subject to the discretion of the court before which any such proceeding may be brought.

2)       We express no opinion as to the enforceability of any provision requiring the payment of attorneys’ fees that are determined to be unreasonable.

3)       We express no opinion as to any provisions of the Purchase Agreement that purport to relieve a party of, or to indemnify a party against, any liability for the negligence or misconduct of such party.

4)       We express no opinion as to whether the transactions contemplated by the Purchase Agreement are subject to avoidance as fraudulent or preferential conveyances or transfers.

5)       We express no opinion with respect to compliance by the Company or any other party with (a) any state securities or “Blue Sky” laws or regulations in connection with the offer, sale, and/or issuance of the Securities, except as set forth in paragraph 8, above, (b) the antifraud provisions or disclosure requirements of any federal securities laws or state securities or “Blue Sky” laws (including the accuracy and completeness of the information provided by the Company to the Purchaser in connection with the offer, sale, and/or issuance of the Securities), or (c) the Employee Retirement Income Security Act of 1974, or any comparable state laws.

6)       No opinion is expressed as to the application of Section 548 of the federal Bankruptcy Code and comparable provisions of state law or of antifraud laws or antitrust or trade regulation laws.

7)       We express no opinion with respect to any matters that require us to perform a mathematical calculation or make a financial or accounting determination.

8)       Except for the opinions expressly set forth above, we express no opinion as to the effect of (a) the compliance or non-compliance of any party to the Purchase Agreement with any state, federal, or other laws or regulations applicable to it or (b) the legal or regulatory status or the nature of the business of any party.

9)       We express no opinion with respect to any (a) violation or breach resulting from, or any consent, approval, permit, waiver, license, authorization, filing, notification, or registration required by reason of, the status, domicile, or principal place of business or other characteristics or circumstances of the Purchaser or (b) approval, authorization, consent, or order that may be required, or any breach, violation, or default of or under any law, judgment, decree, or order that may result, because of the legal or regulatory status of the Purchaser or because of any facts pertaining specifically to the Purchaser.

10)       We express no opinion as to any agreements, documents, or instruments other than the opinions set forth above with respect to the Purchase Agreement, notwithstanding any reference in the Purchase Agreement (or any agreement, document, or instrument referenced in the Purchase Agreement) or in this opinion letter to any other instrument, document, or agreement.

11)       We have undertaken no independent investigation regarding the actions of the officers or the Board of Directors of the Company. We express no opinion as to whether the officers or the Board of Directors of the Company have complied with their fiduciary duties in connection with the execution, authorization, and performance of the Purchase Agreement.

12)       We express no opinion with respect to any provision of the Purchase Agreement to the extent purporting to: (a) select applicable law or venue, waive rights to object to jurisdiction or venue, consent by any person to jurisdiction or venue, or waive rights to (or methods of) service of process, (b) waive any objection a person may have that a suit, action, or proceeding has been brought in an inconvenient forum or a forum lacking subject matter jurisdiction, or (c) waive rights to trial by jury or other rights or benefits bestowed by operation of law.

13)       We express no opinion as to the effect of judicial decisions that may permit the introduction of extrinsic evidence to supplement the terms of the Purchase Agreement or to aid in the interpretation of the Purchase Agreement.

14)       We express no opinion as to the provisions of the Purchase Agreement that are construed as effectively imposing a penalty.

15)       We express no opinion as to the enforceability of provisions of the Purchase Agreement that purport to establish evidentiary standards or to make determinations conclusive or powers absolute.

16)       We express no opinion as to the fairness of the transactions contemplated by the Purchase Agreement to the Company or its stockholders.

17)       A court may limit the exercise or enforcement of rights or remedies or other provisions of the Purchase Agreement: (a) in the event any default is determined not to be material or if such exercise or enforcement is not reasonably necessary for a creditor’s protection; (b) if the exercise or enforcement thereof under the circumstances would violate an implied covenant of good faith and fair dealing; or (c) in the event that the Purchase Agreement is deemed to alter the rules of civil procedure or evidence, limit or alter a debtor’s right of possession, create and govern a creditor-in-possession status, limit or expand rights of set-off, waive the right to trial by jury, authorize a secured party or a trustee to take discretionary independent actions for the account of or as agent for the debtor, provide for payment of attorneys’ fees by the debtor, or provide for liquidated damages or an increased rate of interest or charges as a penalty for any default.

18)       Except as expressly set forth in this opinion letter, we have made no examination or investigation to verify the accuracy or completeness of any information contained in the Purchase Agreement. We have made no examination or investigation (a) to verify the accuracy or completeness of any financial statements or schedules or any other financial, accounting, or statistical information contained in the Purchase Agreement or in any document incorporated by reference therein or (b) with respect to any other financial, accounting, or statistical matters, and we express no belief or opinion with respect thereto.

Our representation of the Company has been as counsel for the purposes stated above. This opinion letter is being furnished only to you in connection with the Purchase Agreement, is solely for your benefit, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose or relied upon by any other person or entity (other than your successors or assigns or as required, based upon the advice of your counsel, by applicable law or court order, provided, however, that you (i) give Baker & Hostetler LLP prompt prior written notice of such requirement so that we may seek, at our sole cost and expense, an appropriate protective order or other remedy and (ii) cooperate with Baker & Hostetler LLP, at our sole cost and expense, to obtain such protective order or other remedy) for any purpose without our prior written consent.

This opinion letter is rendered as of the date hereof and relates only to matters as of the First Closing and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or any new developments that might affect any matters or opinions set forth herein, and we express no opinion with respect to any transaction, transfer, conveyance, obligation, or performance occurring after the First Closing. We disclaim any obligation to advise you of any events occurring or coming to our attention or any developments in areas covered by this opinion letter that occur after the First Closing.

Without limiting the foregoing, we express no opinion with respect to laws becoming effective after the First Closing or the effect or applicability of the laws of jurisdictions other than those described herein and we undertake no, and hereby disclaim any, obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof.

This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. We bring to your attention that our legal opinions are an expression of professional judgment and are not a guarantee of result.

Very truly yours,

DISCLOSURE SCHEDULES

(Securities Purchase Agreement)

The following are the Disclosure Schedules (the “Disclosure Schedules”) referred to in that certain Securities Purchase Agreement, dated as of February 13, 2017 (the “Agreement”), by and between bBooth, Inc., a Nevada corporation (the “Company”), and the Purchaser identified on the signature pages thereto (each, including its successors and assigns, the “Purchaser”).

All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. By its acceptance hereof, the Purchaser agrees that: (i) each section reference in the Disclosure Schedule is numbered to correspond to the applicable section of the Agreement to which such section refers and (ii) an exception or qualification set forth in the Disclosure Schedule with respect to a particular representation and warranty shall be deemed to be an exception or qualification with respect to all other applicable representations and warranties to the extent the description of the facts regarding the event, item or matter disclosed is adequate so as to make reasonably clear or otherwise make the Purchaser reasonably aware that such exception or qualification (and the description of the facts relating thereto) is applicable to such other representations and warranties, whether or not such exception or qualification is no numbered.

SCHEDULE 3.1(a)

Subsidiaries

None

Schedule 3.1(g)

Capitalization

As of the date hereof, (a) the authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 15,000,000 shares of preferred stock, par value $0.0001 per share, of which 1,050,000 are designated as “Series A Convertible Preferred Stock” and (b) prior to the First Closing, 93,643,231 shares of Common stock and 0 shares of preferred stock are issued and outstanding, respectively.

Schedule 3.1(j)

Litigation

None.

Schedule 3.1(p)

Transactions with Affiliates and Employees

The Company has the following related parties notes payable:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at September 30, 2016	Balance at December 31, 2015

Note 1	Year 2015	April 1, 2017	12.0%	$1,203,242	$1,198,883	$1,248,883

Note 2	December 2015	April 1, 2017	12.0%	200,000	-	200,000

Note 4	December 1, 2015	April 1, 2017	12.0%	189,000	189,000	189,000

Note 5	December 1, 2015	April 1, 2017	12.0%	111,901	111,901	111,901

Total					1,499,784	1,749,784

Debt discount					(159,610)	(398,593)

Total notes payable – related parties, net					$1,340,174	$1,351,192

On various dates during the year ended December 31, 2015, Rory J. Cutaia, the Company’s majority shareholder and Chief Executive Officer, loaned the Company total principal amounts of $1,203,242. The loans were unsecured and all due on demand, bearing interest at 12% per annum. On December 1, 2015, the Company entered into a Secured Convertible Note agreement with Mr. Cutaia whereby all outstanding principal and accrued interest owed to Mr. Cutaia from previous loans amounting to an aggregate total of $1,248,883 and due on demand, was consolidated under a note payable agreement, bearing interest at 12% per annum, and converted from due on demand to due in full on April 1, 2017. In consideration for Mr. Cutaia’s agreement to consolidate the loans and extend the maturity date, the Company granted Mr. Cutaia a senior security interest in substantially all current and future assets of the Company. Per the terms of the agreement, at Mr. Cutaia’s discretion, he may convert up to $374,665 of outstanding principal, plus accrued interest thereon, into shares of common stock at a conversion rate of $0.07 per share.

On December 1, 2015, the Company entered into an Unsecured Convertible Note with Mr. Cutaia in the amount of $189,000, bearing interest at 12% per annum, representing a portion of Mr. Cutaia’s unpaid salary for 2015. The note extends the payment terms of Mr. Cutaia’s accrued salary from on-demand to due in full on April 1, 2017. The outstanding principal and accrued interest may be converted at Mr. Cutaia’s discretion into shares of common stock at a conversion rate of $0.07.

On December 1, 2015, the Company granted 8,920,593 warrants to Mr. Cutaia and 799,286 warrants to Mr. Psomas as consideration for agreeing to extend the payment terms of their respective note payable balances to a maturity date of April 1, 2017. The warrants are immediately vested and have an exercise price of $0.07 and expire on November 30, 2018. The warrants have been valued using the Black-Scholes valuation model and have an aggregate value of $424,758. The value has been recorded as a discount to the outstanding notes payable - related parties on the accompanying consolidated balance sheet, and is being amortized into interest expense over the extended maturity periods of April 1, 2017. During the three months ended September 30, 2016, the Company recorded amortization of $80,242 of the discount into interest expense. The remaining discount balance as of September 30, 2016 amounted to $159,611.

On December 1, 2015, the Company entered into an Unsecured Note agreement with a consulting firm owned by Michael Psomas, a former member of the Company’s Board of Directors, in the amount of $111,901 representing unpaid fees earned for consulting services previously rendered but unpaid as of November 30, 2015. The outstanding amounts bear interest at 12% per annum, and are due in full on April 1, 2017.

Total interest expense for notes payable to related parties for the nine months ended September 30, 2016 and 2015 was $144,177 and $23,850, respectively. Total interest expense for notes payable to related parties for the three months ended September 30, 2016 and 2015 was $23,850 and $17,965, respectively.

Schedule 3.1(q)

Sarbanes-Oxley; Internal Accounting Controls

None.

Schedule 3.1(r)

Certain Fees

None.

Schedule 3.1(bb)

Accountants

Anton & Chia, LLP

Schedule 3.1(jj)

Outstanding Secured and Unsecured Indebtedness

Effective April 4, 2016, we issued an unsecured convertible note payable to Oceanside Strategies, Inc. (“Oceanside”) in the amount of $680,268.50 (the “Note”). The Note superseded and replaced all previous notes and liabilities due to Oceanside for sums Oceanside loaned to our company in 2014 and 2015. The Note bears interest at the rate of 12% per annum, compounded annually and had a maturity date of December 4, 2016. Effective January 3, 2017, we entered into an extension agreement (the “Extension Agreement”) with Oceanside to extend the maturity date of the Note to and including August 4, 2017. All other terms of the Note remain unchanged.

LIABILITIES

Current liabilities:

Accounts payable	$375,280

Accrued expenses	288,852

Convertible notes payable, current portion and net of debt discount	934,647

Notes payable - related parties, net of debt discount	1,340,174

Notes payable	125,000

Total current liabilities	3,063,953

The Company has the following notes payable as of September 30, 2016 (separate from the items noted on Schedule P):

Note	Note Date	Maturity Date	Interest Rate	Original Borrowing	Balance at September 30, 2016

Note payable 1	September 30, 2014	Due upon demand	5.0%	$100,000	$-

Note payable 2	February 26, 2015	Due upon demand	12.0%	$200,000	-

Note payable 3	March 21, 2015	March 20, 2017	12.0%	$125,000	125,000

Note payable 4	April 2, 2015	Due upon demand	12.0%	$200,000	-

Note payable 5	April 15, 2015	Due upon demand	12.0%	$50,000	-

Note payable 6	April 30, 2015	Due upon demand	12.0%	$50,000	-

Total notes payable					$125,000

September 30, 2014 – The Company entered into a Demand Promissory Note with a third party lender for total borrowings of $100,000. The outstanding principal is due on demand.

February 26, 2015 – The Company entered into an unsecured loan agreement with a third party lender in the principal amount of $200,000. The loan bears interest at the rate of 12% per annum and is due on demand.

March 21, 2015 – The Company entered into an agreement with DelMorgan Group LLC (“DelMorgan”), pursuant to which DelMorgan agreed to act as the Company’s exclusive financial advisor. In connection with the agreement, the Company paid DelMorgan $125,000, which was advanced by a third party lender in exchange for an unsecured note payable issued by the Company bearing interest at the rate of 12% per annum payable monthly beginning on April 20, 2015. The note payable is due on the earlier of March 20, 2017, or upon completion of a private placement transaction, as defined in the agreement. The Company expects this transaction to take place in the next twelve months. As a result, the $125,000 note payable has been classified as a current liability as of September 30, 2016.

Schedule 3.1(kk)

Tax Status

None.

Schedule 3.1(ll)

Seniority

None.